SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 16, 2004

NRG Energy, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300 Minneapolis, MN (Address of principal executive offices)	55402 (Zip Code)

Registrant’s telephone number, including area code	612-373-5300

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure
Press Release

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits

99.1	Press release dated March 16, 2004

Item 9. Regulation FD Disclosure

     On March 16, 2004, NRG Energy, Inc. issued a press release reporting certain organizational changes. Such press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

     In accordance with SEC Release No. 33-8176, the information contained in such press release shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)

By	/s/ Scott J. Davido Scott J. Davido Senior Vice President and General Counsel

Dated: March 16, 2004